C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP

C H A N C E

                                                                  CONFORMED COPY

                      TURQUOISE CARD BACKED SECURITIES PLC
                                    as Issuer

                                  HSBC BANK PLC
           as Principal Paying Agent, UK Registrar, UK Transfer Agent,
                          Agent Bank and Exchange Agent

                       HSBC BANK USA, NATIONAL ASSOCIATION
               as Paying Agent, US Registrar and US Transfer Agent

                                       and

                     LAW DEBENTURE TRUST COMPANY OF NEW YORK
                                  Note Trustee

             -------------------------------------------------------
                                AGENCY AGREEMENT
                                   RELATING TO
                       TURQUOISE FUNDING MEDIUM TERM NOTE
                                   PROGRAMME
             -------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE

THIS AGREEMENT is made on 23 May 2006

BETWEEN

(1)     TURQUOISE CARD BACKED SECURITIES PLC, a public limited company incorporated in England and Wales (registered number 5506646) whose registered office is at c/o Wilmington Trust SP Services (London)
        Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ (the
        "ISSUER");

(2)     HSBC BANK PLC, acting through its office at 8 Canada Square, London, E14
        5HQ as principal paying agent, registrar, transfer agent, agent bank and exchange agent (in such respective capacities as the "PRINCIPAL PAYING
        AGENT", the "UK REGISTRAR", the "UK TRANSFER AGENT", the "AGENT BANK"
        and the "EXCHANGE AGENT");

(3)     HSBC BANK USA, NATIONAL ASSOCIATION acting through its office at 10 East
        40th Street, New York, 10016 as paying agent, registrar and transfer agent (in such respective capacities as the "PAYING AGENT", "US
        REGISTRAR" and "US TRANSFER AGENT" (and together with: (i) the Principal
        Paying Agent, the "PAYING AGENT"; (ii) the UK Registrar, the "REGISTRAR"
        and (iii) the UK Transfer Agent, the "TRANSFER AGENT")); and

(4)     LAW DEBENTURE TRUST COMPANY OF NEW YORK, acting through its New York branch whose principal place of business is at 767 Third Avenue - 31st floor, New York, New York 10017 as note trustee (the "NOTE TRUSTEE"), which expression shall include such company and all other persons for the time being acting as the trustee or trustees under the Note Trust
        Deed.

WHEREAS

(A)     The Issuer has established a medium term note programme (the
        "PROGRAMME") for the issuance of series of notes from time to time (the
        "NOTES") as set out in the Note Trust Deed and the relevant Note Trust
        Deed Supplement.

(B)     Each Series will be constituted by, be subject to, and have the benefit of the Note Trust Deed and the applicable Note Trust Deed Supplement.

(C)     Notes issued in accordance with the Programme will be secured in accordance with the Note Trust Deed and the relevant Note Trust Deed
        Supplement executed on or about the time of each such issuance.

(D)     Notes issued under the Programme will initially be represented in registered form in an Authorised Denomination.

(E)     The Notes of each Class and Sub-Class of each Series will be represented by one or more Global Note Certificates and will be registered in the name of a nominee for a common depositary of Euroclear or Clearstream, or as applicable, DTC or its nominee. Beneficial interests in the Global
        Note Certificates will only be exchangeable for Individual Note
        Certificates in the limited circumstances specified in the Note Trust
        Deed and the relevant Note Trust Deed Supplement and such Global Note
        Certificates.

                                      - 1 -

(F)     Notes may be issued on a listed basis in accordance with the relevant
        Prospectus Supplement/Final Terms. The Issuer will make applications for certain Series of the Notes issued under the Programme to be admitted to listing in accordance with the relevant Prospectus Supplement/Final
        Terms.

(G)     The parties to this Agreement wish to record certain arrangements, which they have made in relation to payments in respect of the Notes.

IT IS AGREED as follows:

                                      - 2 -

                                    SECTION A

                                 INTERPRETATION

1.      INTERPRETATION

1.1     DEFINITIONS

        Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement shall have the meanings and constructions ascribed to them in the Master Definitions
        Schedule set out in Schedule 1 (Master Definitions Schedule) of the
        Issuer Master Framework Agreement which is dated on or about the date of this Agreement and signed for the purpose of identification by, amongst others, each of the parties to this Agreement.

1.2     INCORPORATION OF COMMON TERMS

        Except as provided below, the Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

1.3     AMENDMENT TO COMMON TERMS

        The Common Terms are, for the purposes of this Agreement incorporated and amended as follows:

        1.3.1     Paragraph 1 (Further Assurance) of the Common Terms applies to this Agreement as if set out in full in this Agreement, and as if the Issuer were the Obligor and each Agent and the Note
                  Trustee were an Obligee for the purposes of such Paragraph.

        1.3.2     Limited recourse and non-petition

                  The provisions of Paragraph 8 (Non-Petition) of the Common
                  Terms apply to this Agreement as if set out in full in this
                  Agreement.

1.4     ADDITIONAL DEFINITIONS

        "REGULATIONS" means the regulations concerning the transfer of Notes as the same may from time to time be promulgated in accordance with Clause
        8.9 (Regulations for the Duties of Transfer Agents and the Registrars)
        of this Agreement.

        "REGULATION S NOTE" means a Note represented by a Regulation S Note
        Certificate.

        "REGULATION S NOTE CERTIFICATE" means a Regulation S Global Note
        Certificate or a Regulation S Individual Note Certificate.

        "RULE 144A NOTE" means a Note represented by a Rule 144A Note
        Certificate.

        "RULE 144A NOTE CERTIFICATE" means a Rule 144A Global Note Certificate or a Rule 144A Individual Note Certificate.

        "SEC-REGISTERED NOTE" means a Note represented by a SEC-registered Note
        Certificate.

                                      - 3 -

        "SEC-REGISTERED NOTE CERTIFICATE" means an SEC-registered Global Note
        Certificate or an SEC-registered Individual Note Certificate.

        "UK REGISTER" means in respect of a Series of Notes, the register maintained by the UK Registrar for: (i) the Regulation S Notes of such
        Series and/or (ii) the SEC-registered Notes of such Series that are denominated in Euro or Sterling, each in accordance with Clause 4.1
        (Maintenance of a Register) of this Agreement.

        "US REGISTER" means in respect of a Series of Notes, the register maintained by the US Registrar for: (i) the Rule 144A Notes of such
        Series and/or (ii) the SEC-registered Notes of such Series that are denominated in US Dollars, each in accordance with Clause 4.1
        (Maintenance of a Register) of this Agreement.

1.5     CONFLICT WITH COMMON TERMS

        If there is any conflict between the provisions of the Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail, save for where any provision of this Agreement relates to VAT, in which case the relevant provision of the Common Terms shall prevail.

1.6     GOVERNING LAW AND JURISDICTION

        This Agreement and all matters arising from or connected with it shall be governed by English law in accordance with Paragraph 26 (Governing
        Law) of the Common Terms. Paragraph 27 (Jurisdiction) of the Common
        Terms applies to this Agreement as if set out in full in this Agreement.

1.7     REPRESENTATIONS, WARRANTIES AND COVENANTS

        The Issuer gives the representations, warranties and covenants on the terms set out in Schedule 4 (Issuer's Representations and Warranties)
        and Schedule 5 (Issuer Covenants) of the Issuer Master Framework
        Agreement.

1.8     INTERPRETATION - TRANSFER AGENT

        Under this Agreement, the expression "Transfer Agent" shall mean:

        1.8.1     the UK Transfer Agent in relation to: (i) any Regulation S
                  Note or Regulation S Note Certificate and/or (ii) any
                  SEC-Registered Note or SEC-Registered Note Certificate that is denominated in Euro or Sterling; and

        1.8.2     the US Transfer Agent in relation to: (i) any Rule 144A Note or Rule 144A Note Certificate and/or (ii) any SEC-Registered
                  Note or SEC-Registered Note Certificate that is denominated in
                  US Dollars.

1.9     INTERPRETATION - REGISTRAR

        Under this Agreement, the expression "Registrar" shall mean:

        1.9.1     the UK Registrar in relation to: (i) any Regulation S Note or
                  Regulation S Note Certificate and/or (ii) any SEC-Registered
                  Note or SEC-Registered Note Certificate that is denominated in
                  Euro or Sterling; and

                                      - 4 -

        1.9.2     the US Registrar in relation to: (i) any Rule 144A Note or
                  Rule 144A Note Certificate and/or (ii) any SEC-Registered Note
                  or SEC-Registered Note Certificate that is denominated in US
                  Dollars.

                                      - 5 -

                                    SECTION B

                              APPOINTMENT OF AGENTS

2.      APPOINTMENT OF THE AGENTS

2.1     APPOINTMENT

        2.1.1     GENERAL: The Issuer (and the Note Trustee for the purposes of
                  Clause 8.7 (Forms of Proxy instructions) below) appoints on a several basis each of the Principal Paying Agent, the Paying
                  Agent, the Agent Bank and the Exchange Agent acting through its respective Specified Office as its agent in relation to each Series of Notes in respect of which it is named in the relevant Prospectus Supplement/Final Terms for the purposes specified in this Agreement and in the Conditions and all
                  matters incidental thereto.

        2.1.2     REGISTRAR: The Issuer (and the Note Trustee for the purposes of Clause 8.7 (Forms of Proxy instructions) below) appoints on a several basis:

                  (a)   the UK Registrar as its agent in relation to each Series
                        of Notes in respect of which it is named in the relevant
                        Prospectus Supplement/Final Terms for the purposes
                        specified in this Agreement and in the Conditions and
                        all matters incidental thereto, BUT ONLY to the extent
                        that the Notes of such Series are: (i) Regulation S
                        Notes or (ii) SEC-Registered Notes that are denominated
                        in Sterling or Euro; and

                  (b)   the US Registrar as its agent in relation to each Series
                        of Notes in respect of which it is named in the relevant
                        Prospectus Supplement/Final Terms for the purposes
                        specified in this Agreement and in the Conditions and
                        all matters incidental thereto, BUT ONLY to the extent
                        that the Notes of such Series are: (i) Rule 144A Notes
                        or (ii) SEC-Registered Notes that are denominated in US
                        Dollars.

        2.1.3     TRANSFER AGENT: The Issuer (and the Note Trustee for the
                  purposes of Clause 8.7 (Forms of Proxy instructions) below)
                  appoints on a several basis:

                  (a)   the UK Transfer Agent as its agent in relation to each
                        Series of Notes in respect of which it is named in the
                        relevant Prospectus Supplement/Final Terms for the
                        purposes specified in this Agreement and in the
                        Conditions and all matters incidental thereto, BUT ONLY
                        to the extent that the Notes of such Series are: (i)
                        Regulation S Notes or (ii) SEC-Registered Notes that are
                        denominated in Sterling or Euro; and

                  (b)   the US Transfer Agent as its agent in relation to each
                        Series of Notes in respect of which it is named in the
                        relevant Prospectus Supplement/Final Terms for the
                        purposes specified in this Agreement and in the
                        Conditions and all matters incidental thereto, BUT ONLY
                        to the extent that the Notes of such Series are: (i)
                        Rule 144A Notes or (ii) SEC-Registered Notes that are
                        denominated in US Dollars.

                                      - 6 -

2.2     ACCEPTANCE OF APPOINTMENT BY PAYING AGENTS

        Each of the Principal Paying Agent and the Paying Agent accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note Trustee) below) in relation to the relevant Series of Notes and shall comply with the provisions of this Agreement and the Conditions and all matters incidental thereto.

2.3     ACCEPTANCE OF APPOINTMENT BY AGENT BANK

        2.3.1     The Agent Bank accepts its appointment as agent of the Issuer
                  (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note Trustee) below) in accordance with the
                  provisions of the Conditions and this Agreement and all
                  matters incidental thereto.

        2.3.2     The Agent Bank agrees to comply with the provisions of
                  Condition 7 (Interest) and this Agreement. In particular, the
                  Agent Bank shall:

                  (a)   as soon as practicable after determining the rate of
                        interest applicable to a Class or Sub-Class of Notes for
                        any period pursuant to the Conditions, notify the
                        Issuer, the Paying Agents, the Account Bank Operator and
                        the Note Trustee thereof;

                  (b)   publish the rate of interest, interest amount and
                        relative interest payment date in accordance with
                        Condition 7 (Interest); and

                  (c)   maintain records of the quotations obtained, and all
                        rates determined, by it and upon written request make
                        such records available for inspection at all reasonable
                        times by the Issuer, the Paying Agents, the Registrars,
                        the Transfer Agents, the Account Bank Operator and the
                        Note Trustee.

        2.3.3     The Principal Paying Agent acknowledges and agrees that it shall be named in the relevant Prospectus Supplement/Final
                  Terms as Agent Bank in respect of each Series unless the
                  Dealer (or one of the Dealers) through whom such Notes are issued has agreed with the Issuer to act as Agent Bank or the
                  Issuer otherwise agrees to appoint another institution as
                  Agent Bank by execution of a letter of appointment in
                  substantially the form of Schedule 3 (Form of Agent Bank
                  Appointment Letter) attached hereto.

2.4     ACCEPTANCE OF APPOINTMENT BY THE REGISTRARS

        Each Registrar accepts its appointment as agent of the Issuer (and the
        Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note
        Trustee) below) for the purpose, inter alia, of establishing and maintaining the Register, all in accordance with the provisions of the
        Conditions and this Agreement and all matters incidental thereto.

2.5     ACCEPTANCE OF APPOINTMENT BY THE TRANSFER AGENTS

        Each Transfer Agent accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note
        Trustee) below) for the purpose of enabling certain transfers in connection with any Individual Note Certificates issued by

                                      - 7 -

        the Issuer in relation to a Series, in accordance with the provisions of the Conditions and this Agreement and all matters incidental thereto.

2.6     ACCEPTANCE OF APPOINTMENT BY EXCHANGE AGENT

        The Exchange Agent accepts its appointment as agent of the Issuer (and the Note Trustee for the purposes of Clause 7.7 (Agents to Act for Note
        Trustee) below) for the purposes of exchanging Sterling and Euro amounts payable to Noteholders holding interest in certain Rule 144A Notes into
        Dollar amounts, in accordance with the provisions of the Conditions and this Agreement and all matters incidental thereto.

2.7     SEVERAL OBLIGATIONS

        The obligations of the Agents under this Agreement are several and not joint.

                                      - 8 -

                                    SECTION C

                                    THE NOTES

3.      THE NOTES

3.1     GLOBAL NOTE CERTIFICATES

        Each Global Note Certificate shall:

        3.1.1     be in substantially the form set out in Schedule 2 Parts A through C (Form of Global Note Certificate) of the Note Trust
                  Deed in respect of each Class and/or Sub-Class of each Series;
                  and

        3.1.2     be executed manually or in facsimile by or on behalf of the
                  Issuer and authenticated manually by or on behalf of the
                  Registrar upon receipt of written instruction from the Issuer.

3.2     INDIVIDUAL NOTE CERTIFICATES

        Each Individual Note Certificate shall:

        3.2.1     be in substantially the form set out in Schedule 3 Parts A through C (Form of Individual Note Certificate) of the Note
                  Trust Deed in respect of each Class and/or Sub-Class of each
                  Series;

        3.2.2     be security printed in accordance with all applicable legal and stock exchange requirements if any;

        3.2.3     have a unique certificate number printed thereon;

        3.2.4     be executed manually or in facsimile by two directors of the
                  Issuer and authenticated by or on behalf of an authorised
                  signatory of the Registrar; and

        3.2.5     otherwise be in accordance with the customary practice of the international Eurobond market.

3.3     SIGNATURES

        Any signature on a Note Certificate on behalf of the Issuer shall be that of a person who at the date of printing of the Note Certificates is a director of the Issuer notwithstanding that at the time of issue of any of the Note Certificates he may have ceased for any reason to be the holder of such office.

3.4     AVAILABILITY

        3.4.1     GLOBAL NOTE CERTIFICATES

                  The Regulation S Global Note Certificates shall be deposited with and registered in the name of a nominee for a common
                  depositary of Euroclear and Clearstream. The Rule 144A Global
                  Notes Certificates shall be deposited with the DTC Custodian
                  (as custodian for DTC) and registered in the name of Cede &
                  Co. (as nominee of DTC). The SEC-registered Global Note
                  Certificates, when denominated in Euro or Sterling, shall be deposited with and registered in

                                      - 9 -

                  the name of a nominee for a common depositary of Euroclear and
                  Clearstream or, if denominated in US Dollars, shall be
                  deposited with the DTC Custodian for, and registered in the name of Cede & Co. as nominee of, DTC.

        3.4.2     INDIVIDUAL NOTE CERTIFICATES

                  If the Issuer is required to deliver Individual Note
                  Certificates pursuant to the terms of the Global Note
                  Certificates of a particular Class and/or Sub-Class, the
                  Issuer shall arrange for such Individual Note Certificates of such Class and/or Sub-Class to be made available to or to the order of the relevant Registrar by the later of the expiry of
                  30 days after the date hereof and the date falling 25 days after the occurrence of the relevant event as set out in the
                  Note Trust Deed. Such Individual Note Certificates will be in registered form each in an Authorised Denomination. The
                  Individual Note Certificates will be held to the Issuer's
                  order pending delivery. The Issuer shall also arrange, on
                  request, for such Individual Note Certificates as are required to enable each Registrar to perform its obligations under this
                  Clause 3 (The Notes) to be made available to or to the order of that Registrar from time to time.

3.5     LISTING OF NOTES

        Notes of any Series, on issue, may be listed on a stock exchange in accordance with the relevant Prospectus Supplement/Final Terms and/or
        Note Trust Deed Supplement. The Issuer will advise the Agent Bank, if such listing is withdrawn or if the Notes become listed on any other stock exchange.

3.6     CALCULATIONS AND DETERMINATIONS OF AGENT BANK

        The Agent Bank shall in respect of each Series in relation to which it is appointed as such:

        3.6.1     Determinations: obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the
                  Conditions at the times and otherwise in accordance with the
                  Conditions; and

        3.6.2     Records: maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or
                  calculated by it and upon written request make such records available for inspection at all reasonable times by the
                  Issuer, the Paying Agents and the Registrars.

3.7     AUTHORITY TO AUTHENTICATE

        Each Registrar or its designated agent is authorised and instructed by the Issuer to authenticate such Note Certificates as may be required to be authenticated hereunder by the signature of any of its officers or any other person duly authorised for the purpose by that Registrar.

                                     - 10 -

3.8     DUTIES OF THE REGISTRARS

        It shall be a term of the appointment of each Registrar that the
        Registrar or its designated agent shall:

        3.8.1     hold in safe custody all unauthenticated Note Certificates delivered to it in accordance with sub-clause 3.4.2
                  (Individual Note Certificates);

        3.8.2     ensure that such Note Certificates are authenticated and
                  delivered only in accordance with the terms hereof, of the
                  Note Trust Deed and of the Conditions; and

        3.8.3     establish and maintain the Register at its Specified Office in accordance with Clause 4.1 (Maintenance of the Register).

                                     - 11 -

                                    SECTION D

                                TRANSFER OF NOTES

4.      TRANSFERS OF NOTES

4.1     MAINTENANCE OF THE REGISTER

        The Registrar shall maintain the Register in relation to the Notes, which shall be kept at its Specified Office and upon written request be made available by the Registrar to the Issuer, the Note Trustee, the
        Paying Agents, the Agent Bank and the Transfer Agent for inspection and for the taking of copies or extracts therefrom at all reasonable times.
        The Register shall show the aggregate principal amount, serial numbers and dates of issue of each Note Certificate, the names and addresses of the initial holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent holders thereof, all cancellations of Note Certificates and all replacements of Note
        Certificates.

4.2     REGISTRATION OF TRANSFERS IN THE REGISTER

        Each Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations (as defined below)
        and shall make the necessary entries in the Register.

4.3     TRANSFER AGENTS TO RECEIVE REQUESTS FOR TRANSFERS OF NOTES

        Each Transfer Agent appointed in respect of the relevant Series of Notes shall receive requests for the transfer of Notes in accordance with the
        Conditions and the Regulations (as defined below) and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the relevant Registrar of:

        4.3.1     the aggregate principal amount of the Notes to be transferred;

        4.3.2     the name(s) and addresses to be entered on the Register of the holder(s) of the new Note Certificates to be issued in order to give effect to such transfer; and

        4.3.3     the place and manner of delivery of the new Note Certificates to be delivered in respect of such transfer,

        and shall forward the Note Certificates relating to the Notes to be transferred (with the relevant form(s) of transfer duly completed) to the relevant Registrar with such notification.

5.      REPLACEMENT NOTE CERTIFICATES

5.1     DELIVERY OF REPLACEMENTS

        Each Registrar shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Issuer, the Principal Paying Agent and the Registrar
        may reasonably require), complete, authenticate and deliver a Note
        Certificate as a replacement for any Note Certificate which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; PROVIDED, HOWEVER, the

                                     - 12 -

        Registrar shall not deliver any Note Certificate as a replacement for any Note Certificate which has been mutilated or defaced otherwise than against surrender of the same.

5.2     REPLACEMENTS TO BE NUMBERED

        Each replacement Note Certificate delivered hereunder shall bear a unique serial number.

5.3     CANCELLATION AND DESTRUCTION

        Each Registrar shall cancel and destroy each mutilated or defaced Note
        Certificate surrendered to it and in respect of which a replacement has been delivered.

5.4     NOTIFICATION

        Each Registrar shall notify the Issuer of the delivery by it in accordance herewith of any replacement Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the
        Note Certificate which it replaces and confirming (if such be the case)
        that the Note Certificate which it replaces has been cancelled or destroyed and the Registrar shall as promptly as is practicable, enter such details in the Register.

                                     - 13 -

                                    SECTION E

                                    PAYMENTS

6.      PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1     ISSUER TO PAY PRINCIPAL PAYING AGENT

        In order to provide for the payment of interest and principal in respect of each Class and/or Sub-Class of Notes of a Series as the same becomes due and payable, the Issuer shall pay to the Principal Paying Agent or otherwise cause it to receive on or before the date on which such payment becomes due, an amount which is equal to the amount of principal or interest then falling due in respect of the relevant Notes on such date.

6.2     MANNER AND TIME OF PAYMENT

        Each amount payable by the Issuer under Clause 6.1 (Issuer to pay
        Principal Paying Agent) shall be paid unconditionally by credit transfer in the relevant currency in same day/immediately available, freely transferable, cleared funds not later than 10.00 a.m. (London time)(in the case of Sterling Notes), 12.00 a.m. (noon) (Brussels time) (in the case of Euro Notes) or 10.00 a.m. (New York City time) (in the case of
        Dollar Notes) on the relevant day to such account with such bank as the
        Principal Paying Agent has by notice to the Issuer and the Note Trustee specified from time to time for the purpose. The Issuer shall, before
        2.00 p.m. (London time) (in the case of Sterling Notes), 10.00 a.m.
        (Brussels time) (in the case of Euro Notes) or 10.00 a.m. (New York City time) ( in the case of Dollar Notes) on the second Business Day before the due date of each payment by it under Clause 6.1 (Issuer to pay
        Principal Paying Agent), notify the Principal Paying Agent by authenticated SWIFT message (or such other method as shall be agreed) of its irrevocable payment instructions to such bank through which such payment to the Principal Paying Agent is to be made.

6.3     EXCLUSION OF LIENS AND INTEREST

        The Agents shall not:

        6.3.1     exercise any lien, right of set-off or similar claim in
                  respect of monies received by the Principal Paying Agent in connection with its activities hereunder;

        6.3.2     be liable to any person for interest thereon; and

        6.3.3     be obliged to hold any funds received by them hereunder in a segregated account or accounts.

6.4     APPLICATION BY PRINCIPAL PAYING AGENT

        The Principal Paying Agent shall apply (or direct or cause the application of) each amount paid to it under this Clause 6 (Payments to the Principal Paying Agent) in accordance with Clause 7 (Payments to
        Note Certificate Holders) in respect of the Note Certificates (if any)
        and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Conditions and in particular Condition 12 (Prescription) in which event it shall repay to the Issuer such portion of such amount as relates to such payment by paying the same by

                                     - 14 -

        credit transfer into such account with such bank as the Issuer has by notice to the Principal Paying Agent specified for the purpose.

6.5     FAILURE TO NOTIFY PAYMENT INSTRUCTIONS

        If the Principal Paying Agent has not, by 4.30 p.m. (London Time) on the
        second Business Day before the due date of any payment to it under
        Clause 6.1 (Issuer to pay Principal Paying Agent), received notification of the relevant irrevocable payment instructions referred to in Clause
        6.2 (Manner and time of payment) it shall forthwith notify the Paying
        Agent, the Note Trustee and the Issuer. If the Principal Paying Agent
        subsequently receives notification of such payment instructions, it shall forthwith notify the other Paying Agents, the Note Trustee and the
        Issuer.

6.6     NOTIFICATION OF PARTIAL REDEMPTIONS

        In the event there is to be any partial redemption of a Series of Notes pursuant to Condition 8 (Redemption and Purchase) on any Interest
        Payment Date, the Issuer shall give each of the Paying Agents, the Agent
        Bank, the Principal Paying Agent and any Swap Counterparty four Business
        Days notice of the amount of the Principal Amount Outstanding of each
        Note to be redeemed on such Interest Payment Date. The Agent Bank shall upon receipt of such information (and any notification under clause 8.10 hereunder) make the relevant determinations required under Condition 8
        (Redemption and Purchase).

7.      PAYMENTS TO NOTE CERTIFICATE HOLDERS

7.1     PAYMENTS BY PAYING AGENTS

        Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of the Notes, in the case of a Swap Agreement which has been terminated without replacement after exchanging any amounts to the relevant currency of the Notes at a spot rate where necessary, in accordance with the Conditions, PROVIDED,
        HOWEVER, that:

        7.1.1     a Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of a Series of Notes:

                  (a)   if it has not received the full amount of any payment
                        due to it in respect of such Series under Clause 6.1
                        (Issuer to pay Principal Paying Agent); or

                  (b)   if the Principal Paying Agent has given notice in
                        accordance with Clause 6.5 (Failure to notify payment
                        instructions) that the relevant irrevocable payment
                        instructions have not been received, unless it has
                        subsequently received such payment instructions;

        7.1.2     each Paying Agent shall cancel each Note Certificate against surrender of which it has made full payment and shall, if
                  necessary, deliver each Note Certificate so cancelled by it to, or to the order of, the Registrar; and

        7.1.3     a Paying Agent shall notify the Note Trustee forthwith in the event that it does not, on or before the due date for any
                  payment of principal or interest in respect

                                     - 15 -

                  of any of the Notes, receive unconditionally the full amount in the relevant currency in relation to such Notes and/or
                  there are not sufficient funds in such currency available to the Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the
                  provisions of the Note Trust Deed on such due date.

7.2     PAYMENTS IN RESPECT OF NOTE CERTIFICATES

        7.2.1     Each Registrar will notify the Principal Paying Agent, not later than five Business Days after each day that falls on the fifteenth day before an Interest Payment Date ("RECORD DATE"), whether any Noteholder has elected to receive payments by
                  transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the
                  Registrar will notify the Principal Paying Agent of the
                  address of such Noteholder appearing in the Register to which cheques should be posted.

        7.2.2     The Paying Agent shall make or shall procure payments of
                  interest and principal in respect of the Notes in accordance with the Conditions by mailing a cheque drawn in the relevant currency of the Notes on a bank in New York, in the case of a cheque drawn in US Dollars, or in all other cases London,
                  respectively to the address of the Noteholder appearing in the
                  Register on the Record Date or, if the Noteholder has elected to do so, by transfer to their specified account denominated in the relevant currency of the Note (as the case may be).

7.3     EXCLUSION OF LIENS AND COMMISSIONS

        No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1
        (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.4     APPROPRIATION BY PRINCIPAL PAYING AGENT

        If the Principal Paying Agent makes any payment in accordance with
        Clause 7.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under
        Clause 6.1 (Issuer to pay Principal Paying Agent) an amount equal to the amount so paid by it.

7.5     REIMBURSEMENT BY ISSUER

        If the Principal Paying Agent makes a payment in respect of any Notes at a time at which the Principal Paying Agent has not received the full amount of the relevant payment due to it from the Issuer under Clause
        6.1 (Issuer to pay Principal Paying Agent), the Issuer shall from time to time on demand pay to the Principal Paying Agent:

        7.5.1     the amount so paid out by the Principal Paying Agent and not previously reimbursed to it; and

                                     - 16 -

        7.5.2     an amount sufficient to indemnify the Principal Paying Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount until the date of reimbursement of such amount,

        PROVIDED, HOWEVER, that any payment made under sub-clause 7.5.1 above shall satisfy pro tanto the Issuer's obligations under Clause 6.1
        (Issuer to pay Principal Paying Agent).

7.6     PARTIAL PAYMENTS

        If at any time and for any reason the Principal Paying Agent makes a partial payment in respect of any Note, each Registrar shall annotate the Register with such details. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of any Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if the relevant Global Note Certificate or any Individual Note Certificate is
        presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of the Global Note Certificate or
        (as the case may be) such Individual Note Certificate.

7.7     AGENTS TO ACT FOR NOTE TRUSTEE

        At any time after an Event of Default or Potential Event of Default in respect of a Series of Notes shall have occurred, which shall not have been waived by the Note Trustee or remedied to its satisfaction or at any time after Individual Note Certificates have not been issued when so required in accordance with the terms of the Note Trust Deed or the Note
        Trustee shall have received any money which it proposes to pay under the
        Note Trust Deed to the Noteholders or the relevant Notes shall otherwise have become due and repayable:

        7.7.1     the relevant Agent shall, if so required by notice in writing given by the Note Trustee to the Issuer and the relevant
                  Agent(s):

                  (a)   thereafter act as the relevant Agent, as the case may
                        be, of the Note Trustee in relation to their duties for
                        the Notes of that Series under the terms of the Note
                        Trust Deed and the relevant Note Trust Deed Supplement
                        on the terms mutatis mutandis contained herein (save
                        that the Note Trustee's liability under any provisions
                        herein contained for the indemnification of any Agent
                        shall be limited to the amount for the time being held
                        by the Note Trustee on the trusts of the Note Trust Deed
                        and the relevant Note Trust Deed Supplement which is
                        available to be applied by the Note Trustee for such
                        purpose in relation to such Series) and thereafter hold
                        all Note Certificates and all sums, documents and
                        records held by them in their capacities as Agent or in
                        respect of the Notes of that Series on behalf of the
                        Note Trustee; and/or

                  (b)   deliver up all Note Certificates and all sums, documents
                        and records held by them in respect of the Notes of that
                        Series to the Note Trustee or as the Note Trustee shall
                        direct in such notice,

                                     - 17 -

                  PROVIDED THAT such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any applicable law or regulation.

8.      MISCELLANEOUS DUTIES OF THE AGENTS

8.1     MAINTENANCE OF RECORDS

        Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall upon written request make such records available for inspection at all reasonable times by the Issuer, the Note Trustee and the other Agents and, in particular each Registrar shall:

        (a)       maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement;

        (b)       upon written request, make such records available for
                  inspection at all reasonable times by the Issuer, the Note
                  Trustee and the other Agents; and

        (c)       give to the Note Trustee and the other Agents such further information with regard to its activities hereunder as may reasonably be required of them for the proper carrying out of their respective duties.

8.2     CANCELLATION

        The Issuer may from time to time deliver to, or to the order of, the relevant Registrar, Note Certificates for cancellation whereupon the
        Registrar shall cancel the same and shall make the corresponding entries in the Register.

8.3     NOTES IN ISSUE

        As soon as practicable (or in any event within three months) after each date for the payment of principal or interest in relation to the Notes, after each date on which Note Certificates are cancelled in accordance with Clause 8.2 (Cancellation) and after the date on which the Notes fall due for redemption in accordance with the Conditions, each
        Registrar shall notify the Issuer, the Paying Agents and the Note
        Trustee (on the basis of the information available to it) of the number of any Note Certificates against surrender of which payment in full has been made and of the number of any Note Certificates (and the names and addresses of the holders thereof) which have not yet been surrendered for payment and the details of all Notes redeemed and cancelled.

8.4     FORWARDING OF COMMUNICATIONS

        Each Paying Agent shall promptly forward to the Issuer, the Note Trustee and if not received by the Principal Paying Agent, the Principal Paying
        Agent, a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by such Paying Agent. Each Paying Agent or Registrar shall promptly notify the Principal Paying Agent in the event that it receives any such notice or communication and promptly forward such notice or communication to the Principal Paying Agent.

                                     - 18 -

8.5     PUBLICATION OF NOTICES

        Each Registrar shall, upon and in accordance with the instructions, and at the expense, of the Issuer but not otherwise, arrange for the publication in accordance with Condition 17 (Notices) of the Notes of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee and a copy thereof to each other Agent.

8.6     DESTRUCTION

        Each Registrar may destroy each Note Certificate delivered to or cancelled by it in accordance with Clause 10.2 (Extent of duties), in which case it shall promptly furnish the Issuer and the Note Trustee with a certificate as to such destruction and specifying the reason for such destruction and the certificate or serial numbers of the Note
        Certificates so destroyed.

8.7     FORMS OF PROXY INSTRUCTIONS

        Each Registrar shall, at the request of any Noteholder in accordance with the Note Trust Deed, make available uncompleted and unexecuted forms of proxy in a form and manner which comply with the provisions of
        Schedule 3 of the Note Trust Deed. The Registrar shall keep a full record of completed and executed forms of proxy received by it and will give to the Issuer, not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting, full particulars of all duly completed forms of proxy received by it in respect of such Meeting or adjourned Meeting.

8.8     ADDITIONAL DUTIES

        Each Registrar shall carry out such other acts as may reasonably be necessary to give effect to the relevant Conditions, this Agreement and the Regulations. In carrying out its functions, each Registrar shall act in accordance with the terms of this Agreement, the Regulations and the relevant Conditions.

8.9     REGULATIONS FOR THE DUTIES OF THE TRANSFER AGENTS AND THE REGISTRARS

        The Issuer may, from time to time, with the approval of the Principal
        Paying Agent, the Transfer Agents, the Registrars and the Note Trustee
        (such approval in no case to be unreasonably withheld) promulgate reasonable regulations concerning the carrying out of their respective duties and the forms and evidence to be proved (the "REGULATIONS").

8.10    NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

        Each Registrar shall, on the third Business Day prior to each due date for payment in respect of the Notes, notify the Principal Paying Agent of the aggregate Principal Amount Outstanding of Notes as evidenced by the Global Note Certificate or Individual Note Certificates.

8.11    COPY DOCUMENTS AVAILABLE FOR INSPECTION

                                     - 19 -

        Each Registrar shall make copies of this Agreement, the Note Trust Deed, each Note Trust Deed Supplement and the Regulations available upon reasonable notice for inspection at its Specified Office at all reasonable times.

8.12    PROCEEDS HELD ON TRUST

        Each Paying Agent shall hold on trust for the benefit of the relevant
        Noteholders or the Note Trustee all monies held by such Paying Agent for the payment of principal or interest on any of the Notes.

8.13    NOTICE OF DEFAULT

        Each Paying Agent shall give the Note Trustee notice of any default by the Issuer in the making of any payment of principal or interest on any of the Notes.

                                     - 20 -

                                    SECTION F

                                FEES AND EXPENSES

9.      FEES AND EXPENSES

9.1     FEES

        The Issuer shall pay to the Principal Paying Agent for its own account and for the account of the Agents such fees on a Series-by-Series basis as may have been agreed in writing between the Issuer and the relevant
        Agent in respect of the services of the Agents hereunder.

9.2     FRONT-END EXPENSES

        The Issuer shall after receipt of an account of such expenses reimburse the Principal Paying Agent for its own account and for the account of the Agents for all reasonable out-of-pocket expenses properly incurred by them in the negotiation, preparation and execution of this Agreement and for its own account for all reasonable out-of-pocket expenses
        (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder.
        The Principal Paying Agent will be responsible for distributing the relevant amounts to the Agents and the relevant expenses of Agents and the Issuer shall not be responsible for the apportionment of such payments between the Agents.

9.3     TAXES AND EXPENSES OCCASIONED BY DEFAULT

        The Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement and shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense
        (including, without limitation, legal fees) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

                                     - 21 -

                                    SECTION G

                        APPOINTMENT AND CHANGE IN AGENTS

10.     TERMS OF APPOINTMENT

10.1    RIGHTS AND POWERS

        Each Agent, or, in relation to sub-clauses 10.1.2 and 10.1.3, the Agent
        Bank, may, in connection with its services hereunder:

        10.1.1    except as ordered by a court of competent jurisdiction or as required by law (whether or not the relevant Note shall be overdue and notwithstanding any notice to the contrary or
                  writing shown thereon or any notice of previous loss or theft or of trust or other interest therein) be entitled to treat the person registered in the Register as the absolute owner of such Note for all purposes and make payments thereon
                  accordingly PROVIDED THAT where the Registrar has notified the
                  Issuer of the presentation or surrender of any Note in
                  accordance with sub-clause 7.1.2, it shall not make payment thereon until so instructed by the Issuer;

        10.1.2    rely upon the terms of any notice, communication or other
                  document believed by it to be genuine;

        10.1.3    engage, at the expense of the Issuer (pursuant to Clause 10.2
                  (Extent of duties)), the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or suffered to be taken, in accordance with such advice except to the extent that such liability arises out of any fraud, wilful default or
                  negligence on the part of any such Agent or its officers,
                  directors or employees);

        10.1.4    assume that the terms of each Note Certificate as issued are correct;

        10.1.5    refer any question relating to the ownership of any Note or the adequacy or sufficiency of any evidence supplied in
                  connection with the replacement, transfer or exchange of any
                  Note Certificate to the Issuer for determination by the Issuer and conclusively rely upon any determination so made; and

        10.1.6    whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith, fraud or negligence on its part, accept a certificate signed by any person duly authorised on behalf of the Issuer as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof.

10.2    EXTENT OF DUTIES

        Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall (i) be under any fiduciary duty towards any person other than the
        Issuer or, to the extent provided for in the Conditions or in Clause 6.1
        (Issuer to pay Principal Paying Agent), the Note Trustee, (ii)

                                     - 22 -

        (except to the extent that such liability arises out of any fraud, wilful default or negligence on the part of any such Agent or its officers, directors or employees) be responsible for or liable in respect of any act or omission of any other person including, without limitation, any other Agent or (iii) be under any obligation towards any person other than the Issuer, the other Agents and the Note Trustee.

10.3    FREEDOM TO TRANSACT

        Each Agent may purchase, hold and dispose of a beneficial interest in a
        Note and may enter into any transaction (including, without limitation, any depositary, trust or agency transaction) with any holders or owners of any Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Issuer or the Note Trustee in relation to the Notes.

10.4    INDEMNITY

        The Issuer shall indemnify each Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees) which it incurs in respect of a particular
        Series, other than such costs and expenses as are (i) separately agreed to be reimbursed out of the fees payable under Clause 11 (Termination of
        Appointment); or (ii) incurred by reason of the relevant Agent's own negligence, fraud or wilful default (or that of its directors, officers or employees).

10.5    AGENT COMMITMENTS

        No provisions of this Agreement shall require any Agent to expend its own funds or assume a financial commitment to a person not party to this
        Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it and, in particular, no
        Agent shall be obliged to incur any expenditure in connection with the publication of any notices required to be given hereunder unless the
        Issuer has given its prior approval.

11.     TERMINATION OF APPOINTMENT

11.1    RESIGNATION

        Any Agent may resign its appointment upon giving not less than 60 days'
        written notice to the Issuer (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent, to the
        Principal Paying Agent) PROVIDED, HOWEVER, that:

        11.1.1    if such resignation would otherwise take effect less than 10 days before the maturity date of a Series of Notes or any
                  Interest Payment Date in relation to a Series of Notes, it shall not take effect until the first day following such
                  maturity date; and

        11.1.2    such resignation shall not take effect until a successor
                  (approved in writing by the Note Trustee) has been duly
                  appointed by the Issuer and notice of such appointment has been given to the Noteholders.

                                     - 23 -

11.2    REVOCATION

        The Issuer may revoke its appointment of any Agent as its agent in relation to the Notes by giving not less than 60 days' notice to such
        Agent (with a copy to the Note Trustee and, in the case of an Agent other than the Principal Paying Agent) PROVIDED, HOWEVER, that in the case of the Principal Paying Agent, the Agent Bank, the Registrars, the
        Transfer Agents, the Exchange Agent, the Paying Agent with its Specified
        Office in London or the only remaining Paying Agent with its Specified
        Office outside the United Kingdom, such revocation shall not take effect until a successor has been duly appointed with the prior written consent of the Note Trustee and notice of such appointment has been given to the
        Noteholders.

11.3    AUTOMATIC TERMINATION

        The appointment of any Agent shall terminate forthwith if:

        11.3.1    a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;

        11.3.2    such Agent admits in writing its insolvency or inability to pay its debts as they fall due;

        11.3.3    an administrator or liquidator or any similar official of such
                  Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);

        11.3.4    such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its
                  creditors or declares a moratorium in respect of any of its indebtedness;

        11.3.5    an order is made or an effective resolution is passed for the winding up of such Agent; or

        11.3.6    any event occurs which has an analogous effect to any of the foregoing.

        On the occurrence of any of the above the relevant Agent shall forthwith notify the Issuer and the remaining Agents and the Issuer shall give notice thereof to the Note Trustee and to the Noteholders in accordance with Condition 13 (Note Trustee and Agents).

11.4    ADDITIONAL AND SUCCESSOR AGENTS

        The Issuer may with the prior written approval of the Note Trustee appoint additional or successor Paying Agents, a successor Agent Bank, additional or successor Transfer Agents a successor Exchange Agent or successor Registrars PROVIDED THAT such additional or successor Paying
        Agent, Agent Bank, Transfer Agent, Exchange Agent or Registrar shall execute and deliver to its predecessor (if any), the Issuer, the Note
        Trustee and (unless its predecessor is the Principal Paying Agent) the
        Principal Paying Agent an instrument accepting appointment on the terms and conditions of this Agreement and the Issuer shall forthwith give notice of any such appointment to the continuing Agents and

                                     - 24 -

        the Noteholders, whereupon the Issuer, the continuing Agents and the additional or successor agent shall acquire and become subject to the same rights and obligations between themselves as if they then entered into an agreement in the form mutatis mutandis of this Agreement.

11.5    AGENT MAY APPOINT SUCCESSOR

        If any Agent gives notice of its resignation in accordance with Clause
        11.1 (Resignation) and by the tenth day before the expiration of such notice a successor has not been duly appointed, such Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Issuer
        (provided such failure to appoint was not due to default by the Issuer)
        and the Note Trustee, appoint as its successor any reputable and experienced bank or financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders.
        Such successor shall execute and deliver to the relevant Agent, the
        Issuer, the Note Trustee and (unless the relevant Agent is the Principal
        Paying Agent) the Principal Paying Agent an instrument accepting appointment on the terms and conditions of this Agreement whereupon the
        Issuer, the remaining Agents and such successor agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.6    RESIGNATION AND REVOCATION

        Upon any resignation or revocation taking effect under Clause 11.1
        (Resignation) or 11.2 (Revocation) or any termination under Clause 11.3
        (Automatic termination), the relevant Agent shall:

        11.6.1    without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the
                  benefit of, and subject to, Clause 9.3 (Taxes and expenses occasioned by default), Clause 10 (Terms of Appointment) and
                  Clause 11 (Termination of Appointment));

        11.6.2    repay to the Issuer following any resignation taking effect under Clause 11.1 (Resignation) or any termination under
                  Clause 11.3 (Automatic termination), such part of any fee paid to it in accordance with Clause 11.1 (Resignation) as shall relate to any period thereafter;

        11.6.3    in the case of the Registrars, the Principal Paying Agent or the Agent Bank, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer of the
                  Registrars, the Principal Paying Agent or (as the case may be)
                  the Agent Bank, of the records maintained by it in accordance with Clause 8.1 (Maintenance of records) and, in the case of the Registrars, Clause 4.1 (Maintenance of the Register); and

        11.6.4    forthwith (upon payment to it of any amount due to it in
                  accordance with Clause 9 (Fees and Expenses) or Clause 10.4
                  (Indemnity)) transfer all monies and papers (including any unissued Individual Note Certificates held by it hereunder) to its successor in that capacity and, upon appropriate notice,

                                     - 25 -

                  provide reasonable assistance to its successor for the
                  discharge by it of its duties and responsibilities hereunder.

11.7    MERGER

        Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the
        Issuer, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the Note
        Trustee and the other Agents.

11.8    INDEMNIFICATION

        Each Agent shall severally indemnify the Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that the Issuer may incur or that may be made against it as a result of such Agent's negligence, fraud or wilful default or that of its officers, employees or agents.

12.     CURRENCY CONVERSION

12.1    DETERMINATION OF SPECIFIED CURRENCY AMOUNT

        The Exchange Agent shall, before 11.00 a.m. (London time) on the
        Business Day prior to the date on which any payment becomes due on any
        Notes denominated in Sterling or Euro represented by Rule 144A Global
        Note Certificates, determine the aggregate amount of Sterling or Euro in respect of the relevant Rule 144A Global Note Certificates (a "SPECIFIED
        CURRENCY AMOUNT") payable to Noteholders holding interests in such Rule
        144A Global Note Certificates in the name of, or the name of a nominee for, DTC who have not made an irrevocable election to receive payment in
        Sterling or Euro, as applicable on such date, as confirmed to the
        Exchange Agent by the DTC Custodian and/or DTC.

12.2    U.S. DOLLAR CONVERSION

        The Exchange Agent shall, after having determined the Sterling or Euro amounts pursuant to Clause 12.1 (Determination of Specified Currency
        Amount), establish its bid quotation for the purchase of U.S. dollars with the relevant currency, at or before 11.00 a.m. (London time) on the
        Business Day prior to the date on which the payment referred to in
        Clause 12.1 (Determination of Specified Currency Amount) becomes due. If such bid quotation is not available, the Exchange Agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the Exchange Agent for such purchase and the Exchange Agent shall enter into an agreement to purchase U.S. dollars with the Specified Currency
        Amount with such foreign exchange bank. In either event, the settlement date for the exchange of U.S. dollars with the Specified Currency Amount shall be the relevant payment date as specified in the Conditions. As early as practicable on each relevant payment date, the Exchange Agent shall effect such exchange. As

                                     - 26 -

        promptly as practicable thereafter on such payment date, the Principal
        Paying Agent shall pay, or procure the payment of, the U.S. dollar amount receivable as a result of the exchange of the Specified Currency
        Amount into U.S. dollars by wire transfer of same day funds for value the due date for payment to DTC for payment pro rata to the relevant accountholders in accordance with DTC's settlement procedures. All costs of any such conversion into U.S. dollars shall be borne pro rata by the relevant Noteholders by deduction from the payment made to DTC to the relevant accountholder. If the applicable due date for payment is not a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in New York City or the jurisdiction in which the account specified by the Principal Paying
        Agent is located, delivery of the U.S. dollars will occur on the next succeeding day which is such a business day in New York City and in such principal financial centre.

                                     - 27 -

                                    SECTION I

                                  MISCELLANEOUS

13.     TIME

        Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                     - 28 -

                                   SCHEDULE 1

                         SPECIFIED OFFICES OF THE AGENTS

PRINCIPAL PAYING AGENT, UK REGISTRAR, UK TRANSFER AGENT, AGENT BANK AND EXCHANGE
AGENT

HSBC Bank plc
8 Canada Square
London
E14 5HQ

Fax:           +44 207 260 8932
Attention:     The Manager - Operations, Corporate Trust and Loan Agency

PAYING AGENT, US REGISTRAR AND US TRANSFER AGENT

HSBC Bank USA, National Association
10 East 40th Street
New York, New York 10016
USA

Fax:           +1 716 841 5391
Attention:     The Manager - Operations, Corporate Trust and Loan Agency

NOTE TRUSTEE

Law Debenture Trust Company Of New York,
767 Third Avenue - 31st floor,
New York, New York 10017
USA

Fax:           +1 212 750 1361
Attention:     Patrick Healy

                                     - 29 -

                                   SCHEDULE 2

                         NOTICE OF APPOINTMENT OF AGENT

                          [On Letterhead of the Issuer]

[Name Agent (each as the case may be)]

[Address]

                                                                          [Date]

Dear Sirs

TURQUOISE FUNDING MEDIUM TERM NOTE PROGRAMME

We refer to the Agency Agreement dated on or about 23 May 2006 entered into in respect of the above Programme (such agreement, as modified or amended from time to time, the "AGENCY AGREEMENT") between, amongst others, ourselves as Issuer and [HSBC Bank plc] as Principal Paying Agent.

Words and expressions defined in the Agency Agreement shall have the same meanings when used herein.

We hereby confirm in accordance with Clause 2 (Appointment of the Agents) of the
Agency Agreement your appointment as [specify capacity] in relation to [specify relevant Series of Notes] upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto.

Please complete and return to us the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment and your agreement to be bound by its terms.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully,

TURQUOISE CARD BACKED SECURITIES PLC

Acknowledged and agreed by:

---------------------------

[           ]

                                     - 30 -

                                   SCHEDULE 3

                      FORM OF AGENT BANK APPOINTMENT LETTER

                          [On Letterhead of the Issuer]

[Name of Agent]
[Address]

                                                                          [Date]

Dear Sirs,

TURQUOISE CARD BACKED SECURITIES PLC
TURQUOISE FUNDING MEDIUM TERM NOTE PROGRAMME

We refer to the agency agreement dated on or about 23 May 2006 entered into in respect of the above Turquoise Funding Medium Term Note Programme (as amended or supplemented from time to time, the "AGENCY AGREEMENT") between ourselves as
Issuer, HSBC Bank plc as Principal Paying Agent, UK Transfer Agent, UK Registrar
and Agent Bank, HSBC Bank USA, National Association as Paying Agent, US
Registrar, US Transfer Agent and Exchange Agent and Law Debenture Trust Company
Of New York as Note Trustee, a copy of which has been supplied to you by us.

All terms and expressions which have defined meanings in the Agency Agreement shall have the same meanings when used herein.

EITHER

[We hereby appoint you as Agent Bank at your specified office detailed in the
Confirmation as our agent in relation to [specify relevant Series] (the "NOTES")
upon the terms of the Agency Agreement for the purposes specified in the Agency
Agreement and in the Conditions and all matters incidental thereto.]

OR

[We hereby appoint you as Agent Bank at your specified office detailed in the
Confirmation set out below as our agent in relation to each Series in respect of which you are named as Agent Bank in the relevant Prospectus Supplement/Final
Terms upon the terms of the Agency Agreement and (in relation to each such
Series) in the Conditions and all matters incidental thereto.]

We hereby agree that, notwithstanding the provisions of the Agency Agreement or the Conditions, your appointment as Agent Bank may only be revoked in accordance with Clause 11.2 (Revocation) thereof if you have been negligent in the exercise of your obligations thereunder or have failed to exercise or perform your obligations thereunder.

Please complete and return to us the Confirmation on the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment.

                                     - 31 -

This letter is governed by, and shall be construed in accordance with, English law and the provisions of Clauses 25 (Governing Law) and 26 (Jurisdiction) of
the Issuer Master Framework Agreement incorporated into the Agency Agreement shall apply to this letter as if set out herein in full.

Without prejudice to any right explicitly granted to a party in the Agency
Agreement, a person who is not a party to the Agency Agreement described in this letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of such Agreement.

Yours faithfully

TURQUOISE CARD BACKED SECURITIES PLC

By:

FORM OF CONFIRMATION

EITHER

We hereby accept our appointment as Agent Bank of the Issuer in relation to the
Notes, and shall perform all matters expressed to be performed by the Agent Bank in, and shall otherwise comply with, the Conditions and the provisions of the
Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

OR

We hereby accept our appointment as Agent Bank of the Issuer in relation to each
Series in respect of which we are named as Agent Bank in the relevant Prospectus
Supplement/Final Terms, and shall perform all matters expressed to be performed by the Agent Bank in, and shall otherwise comply with (in relation to each such
Series) the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

For the purposes of [the Notes] [each such Series] and the Agency Agreement our specified office and communication details are as follows:

Address:       [o]

Fax:           [o]

Attention:     The Directors

HSBC Bank plc
8 Canada Square
London
E14 5HQ

By:

Date:

                                     - 32 -

                                 EXECUTION PAGE

Issuer
TURQUOISE CARD BACKED SECURITIES PLC
By:    RUTH SAMSON
Director

Principal Paying Agent, UK Registrar, UK Transfer Agent, Agent Bank and Exchange
Agent
HSBC BANK PLC
By:    PAUL OLIVE
Authorised Signatory

Paying Agent, US Registrar and US Transfer Agent
HSBC BANK USA, NATIONAL ASSOCIATION
BY;    STEPHEN FERRERA
       VICE PRESIDENT

Note Trustee
LAW DEBENTURE TRUST COMPANY OF NEW YORK AS NOTE
TRUSTEE
By     PATRICK J. HEALY

Name   PATRICK J. HEALY
Title  VICE PRESIDENT

                                     - 33 -